(q)(11)

ALLIANZ FUNDS

ALLIANZ FUNDS MULTI-STRATEGY TRUST

ALLIANZGI INSTITUTIONAL MULTI-SERIES TRUST

PREMIER MULTI-SERIES VIT

POWER OF ATTORNEY

I, the undersigned Trustee of Allianz Funds (“AF”), Allianz Funds Multi-Strategy Trust (“MST”), AllianzGI Institutional Multi-Series Trust (“IMST”) and Premier Multi-Series VIT (“Premier VIT,” and together with AF, MST and IMST, each a “Trust”) hereby constitute and appoint each of Thomas J. Fuccillo, Scott Whisten and Angela Borreggine, and each of them singly, with full powers of substitution and resubstitution, my true and lawful attorney, with full power to him to sign for me, and in my name and in the capacity indicated below, any and all amendments (including post-effective amendments) to the Registration Statement of each Trust on Form N-lA and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney full power and authority to do and perform each and every act and thing requisite or necessary to be done in the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney lawfully could do or cause to be done by virtue hereof.

Name	Capacity	Date

/s/ Sarah E. Cogan	Trustee	January 1, 2019
Sarah E. Cogan